EXHIBIT 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Section 302 Certification

I, Paul W. Orban, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of EchoStar Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2026

aul
/s/ Paul W. Orban
Chief Financial Officer